UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2007
Bookham, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-30684	20-1303994

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2584 Junction Avenue, San Jose, California	95134

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 383-1400
Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-99.1 Press release issued by Bookham, Inc. on February 15, 2007.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b)    On February 15, 2007, Bookham, Inc. (the “Registrant”) announced that the Registrant’s board of directors and Dr. Giorgio Anania have mutually agreed that Dr. Anania will step down from his position as the Registrant’s president and chief executive officer, as well as resign his seat on the Registrant’s board, effective immediately.
     (c)    Dr. Peter Bordui, the Registrant’s current non-executive chairman of the board of directors, has assumed the position of president and chief executive officer on an interim basis.
     Peter F. Bordui, 46, has served as a director since September 2004 and as chairman of the board of directors since February 2005. Dr. Bordui served as a director of Bookham Technology plc from March 2004 until September 2004. Dr. Bordui served on the board of directors of New Focus from December 2001 to March 2004. From January 1999 to December 2001, Dr. Bordui served first as Vice President and General Manager, Netherlands and then as Vice President and General Manager, Source Lasers for JDS Uniphase Corporation, a fiber optic communications product manufacturer. Dr. Bordui holds a BS, MS and PhD in Materials Science and Engineering from the Massachusetts Institute of Technology.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release issued by Bookham, Inc. on February 15, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKHAM, INC.
Date: February 15, 2007	By:	/s/ Stephen Abely
Stephen Abely
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Bookham, Inc. on February 15, 2007.